As filed with the Securities and Exchange Commission on March 7, 2019
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-5785879
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
77 Fourth Avenue, Fifth Floor
Waltham, MA 02451
(781) 642-5900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
2014 Incentive Award Plan
(Full Title of the Plan)
Sheila Lirio Marcelo
President
Care.com, Inc.
77 Fourth Avenue, Fifth Floor
Waltham, MA 02451
(781) 642-5900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
John H. Chory
Susan L. Mazur
Latham & Watkins LLP
1000 Winter Street, Suite 3700
Waltham, MA 02451
Telephone: (781) 434-6700
Facsimile: (781) 434-6601
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered(1)	Price Per Share	Offering Price	Registration Fee
Common Stock, par value $0.001 per share	1,484,219 shares(2)	$25.175(3)	$37,365,213.33(3)	$4,528.67

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2014 Incentive Award Plan (the “2014 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)	Represents shares of Common Stock available for future issuance under the 2014 Plan.
(3)
Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act for purposes of calculating the registration fee, the Proposed Maximum Offering Price Per Share is $25.175, which is the average of the high and the low price of the Registrant’s common stock as reported on The New York Stock Exchange on March 5, 2019.

STATEMENT OF INCORPORATION BY REFERENCE
This registration statement on Form S-8 is filed to register the offer and sale of an additional 1,484,219 shares of the Registrant’s common stock, par value $0.001 per share, to be issued under the 2014 Plan. This registration statement incorporates by reference the Registrant’s registration statements on Form S-8, File No. 333-193640, File No. 333-216989 and File No. 333-223259, as filed by the Registrant with the Securities and Exchange Commission on January 29, 2014, March 28, 2017, and February 27, 2018, respectively.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed by the Registrant on January 29, 2014)
4.2
Convertible Preferred Stock Series A Certificate of Designations of the Registrant, dated as of June 29, 2016 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed by the Registrant on June 29, 2016)

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed by the Registrant on January 29, 2014)
4.4
Specimen Stock Certificate evidencing the shares of Common Stock (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-192791) filed on January 10, 2014)

5.1+	Opinion of Latham & Watkins LLP
23.1+	Consent of Ernst & Young LLP
23.2+	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)
99.1
Care.com, Inc. 2014 Incentive Award Plan and forms of option agreement, restricted stock agreement and restricted stock unit agreement thereunder (incorporated by reference to Exhibits 10.5 through 10.8 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-192791) filed on January 3, 2014)

+ Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on this 7th day of March, 2019.

CARE.COM, INC.

By:	/s/ Sheila Lirio Marcelo
Sheila Lirio Marcelo
President, Chief Executive Officer and Director (Principal Executive Officer)
POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Sheila Lirio Marcelo, Michael Echenberg and Diane Musi, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Dated: March 7, 2019	/s/ Sheila Lirio Marcelo
Sheila Lirio Marcelo
President, Chief Executive Officer and Director
(Principal Executive Officer)

Dated: March 7, 2019	/s/ Michael Echenberg
Michael Echenberg
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: March 7, 2019	/s/ George Bell
George Bell
Director

Dated: March 7, 2019	/s/ Marla Blow
Marla Blow
Director

Dated: March 7, 2019	/s/ William H. Harris
William H. Harris
Director

Dated: March 7, 2019	/s/ Chet Kapoor
Chet Kapoor
Director

Dated: March 7, 2019	/s/ I. Duncan Robertson
I. Duncan Robertson
Director

Dated: March 7, 2019	/s/ Laela Sturdy
Laela Sturdy
Director

Dated: March 7, 2019	/s/ Daniel S. Yoo
Daniel S. Yoo
Director